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                                                                    Exhibit 23.2


                        Independent Accountants' Consent




To the Board of Directors and Member of
Smith Barney Futures Management LLC:


We consent to the use of our report dated March 21, 2002, with respect to the statement of financial condition of Smith Barney Futures Management LLC as of December 31, 2001, included in the Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of the Salomon Smith Barney Diversified 2000 Futures Fund L.P. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

KPMG LLP

New York, New York
April 29, 2002